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                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                          -----------------

                              FORM 8-K



                           CURRENT  REPORT


                  Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934



     DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): JULY 10, 1996


                           NAB ASSET CORPORATION
          (Exact name of registrant as specified in its charter)


         TEXAS                    0-19391                76-0332956
(State of Incorporation)  (Commission File Number)      (IRS Employer
                                                      Identification No.)




                       5520 LBJ FREEWAY, SUITE 200
                           DALLAS, TEXAS 75240
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                               214/701-6956
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                               (NOT APPLICABLE)
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective July 10, 1996, NAB Asset Corporation ("NAB" or the "Company") acquired preferred stock and 80% of the voting common stock of CARS USA, Inc. ("CARS") for an aggregate purchase price of $500,000. The CARS preferred stock acquired by NAB provides for cumulative dividends at the rate of 6% per annum and has a liquidation preference over the CARS common stock equal to the purchase price of the CARS preferred stock plus any accrued and unpaid dividends. NAB also loaned CARS $1,000,000 in the form of a ten-year subordinated note that will bear interest at an annual rate of ten percent (10%). CARS is a newly-formed company that will acquire and operate franchised automobile dealerships for both new and used vehicles. CARS plans to utilize the extensive experience of its executive team in sub-prime auto lending to serve the dealerships in reaching a broad market of purchasers. CARS is in negotiation for the acquisition of its first dealership which it anticipates will be completed by the end of July 1996.

     Effective July 10, 1996, the Company also completed a series of transactions involving Mortgage Portfolio Services, Inc. ("MPS"). First, NAB acquired 80% of MPS common stock from Consumer Portfolio Services, Inc., a principal stockholder of NAB, for $300,000. Second, MPS issued $2,250,000 of its preferred stock to NAB, paid by conversation of debt to equity. Finally, NAB has contributed approximately $250,000 to the capital of MPS. The remaining common stock of MPS is owned by its management. MPS is a mortgage banking company specializing in the purchase, origination and servicing of residential mortgage loans that do not meet traditional secondary market guidelines because the borrower has an imperfect credit history, is self employed or has non-conforming property. MPS began funding mortgages in May and has closed $1.35 million in loans through June 30, 1996.

     A press release relating to the foregoing transactions, dated July 17, 1996, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired. As of the date hereof, it is impracticable for the Company to file the required financial statements of businesses acquired. The Company intends to file such information as soon as it becomes available but in any event not later than September 23, 1996.

     (b) Pro forma financial information. As of the date hereof, it is impracticable for the Company to file the required pro forma financial information. The Company intends to file such information as soon as it becomes available but in any event not later than September 23, 1996.



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      (c)  Exhibits.

       EXHIBIT NO.                   EXHIBIT
       -----------                   -------

          10.1    Subscription and Capital Contribution
                  Agreement dated  July 10, 1996, between
                  NAB Asset Corporation and  Mortgage
                  Portfolio Services, Inc.  (Filed herewith.)

          10.2    Stock Sale Agreement dated July 10,
                  1996, between  NAB Asset Corporation
                  and Consumer Portfolio  Services, Inc.
                  (Filed herewith.)

          10.3    Subscription Agreement dated July 8,
                  1996 among  CARS USA, Inc., NAB Asset
                  Corporation, Charles E.  Bradley, Jr.,
                  Nicholas Carroll and Sandra C. Watt.
                  (Filed herewith.)

          10.4    Subordinated Promissory Note of CARS
                  USA, Inc.  dated July 8, 1996, in the
                  aggregate principal amount of  $1,000,000.
                  (Filed herewith).

          99.1    Press Release of NAB Asset Corporation
                  dated  July 17, 1996.  (Filed herewith.)













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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 1996

                              NAB ASSET CORPORATION


                              By: /s/ Michael W. Caton
                                  ------------------------------------
                                  Michael W. Caton, President and
                                  Chief Operating Officer









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